Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Rick Fox, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION

TO REQUIRE MANDATORY STOCK CERTIFICATE EXCHANGE

OAK BROOK, Ill. (November 5, 2004) – Inland Real Estate Corporation (NYSE: IRC)   announced today that, effective as of the opening of business on December 3, 2004, the Company will require the mandatory exchange of all existing stock certificates issued with or under the CUSIP number 457461101 for new stock certificates with the new CUSIP number 457461200. The Company is initiating this mandatory certificate exchange to resolve certain issues affecting the settlement of trades in its common stock.  As a result of the mandatory certificate exchange, all trades in the Company’s common stock made after the close of business on December 2, 2004 can be delivered only with stock evidenced by certificates with the new CUSIP number.  The Company’s common stock will continue to trade on the New York Stock Exchange under the trading symbol “IRC.”

All distributions made by the Company after the payment of its December 2004 dividend, including those distributions that otherwise would have been reinvested through the Company’s dividend reinvestment plan (“DRP”), will be held in a segregated non-interest bearing account for the benefit of any stockholder who has not turned in all old certificates for new certificates.  The December 2004 dividend is expected to be paid on or about December 17, 2004.

To complete this mandatory certificate exchange, stockholders must turn in their old stock certificates for new stock certificates with the new CUSIP number.  Stockholders will not receive new stock certificates until they have turned in all of their old stock certificates to Registrar and Transfer Company, the Company’s transfer agent, in accordance with the exchange procedures established by Registrar and Transfer Company.

In addition, the Company announced that it will pay cash in lieu of all fractional shares that are currently (i) not held in the DRP and (ii) held in a DRP account containing only a fractional position (i.e., less than one whole share in the aggregate).   These shares will be converted to cash at a price equal to 100% of the average of the open and close sales price per share, as reported by the New York Stock Exchange, of the Company’s common stock on December 2, 2004.  Stockholders will receive a check for the proceeds of any fractional shares that have been converted to cash.  In addition, stockholders that hold less than one whole share in the aggregate, whether in the DRP or otherwise, will automatically receive a cash in lieu payment at the price specified above, and need not complete a Letter of Transmittal.

The Company expects to begin sending out new stock certificates on the effective date of December 3, 2004 to stockholders who deliver a properly completed and signed Letter of Transmittal and old certificate(s) to Registrar and Transfer Company prior to that date.  Exchanges will typically take five business days to process.  The Company noted that failure to properly complete the Letter of Transmittal may increase processing time.

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns 139 neighborhood, community and single-tenant retail centers located primarily in the midwestern United States.  To learn more about the Company, please visit http://www.inlandrealestate.com.

This press release may contain forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.